Your Vote Counts! Vote in Person at the Meeting* February 9, 2023 10:00 AM CT *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # TYSON FOODS, INC. 2023 Annual Meeting Vote by February 8, 2023 11:59 PM ET. For shares held in a Plan, vote by February 6, 2023 11:59 PM ET. 2200 WEST DON TYSON PARKWAY SPRINGDALE, AR 72762-6999 You invested in TYSON FOODS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on February 9, 2023. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 26, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. D92782-P82631 Tyson Foods, Inc. 319 E. Emma Ave. Springdale, Arkansas 72764

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D92783-P82631 Against 1. Election of Directors Nominees: 1a. John H. Tyson 1c. Mike Beebe 1b. Les R. Baledge 1d. Maria Claudia Borras 1e. David J. Bronczek 1f. Mikel A. Durham 1g. Donnie King 1h. Jonathan D. Mariner 1i. Kevin M. McNamara 1j. Cheryl S. Miller 1k. Jeffrey K. Schomburger 1l. Barbara A. Tyson 2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2023. 3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. 4. To approve, on a non-binding advisory basis, the frequency of the advisory vote regarding the compensation of the Company’s named executive officers. 5. To approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan. 6. Shareholder proposal regarding compliance with World Health Organization guidelines on use of medically important antimicrobials in food-producing animals. NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof. For For For For For For For For For For For For For For For For 1m. Noel White 3 Years